Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
DoorDash, Inc.:

We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases, as of January 1, 2019.

/s/ KPMG LLP

San Francisco, California
March 5, 2021